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                                                                EXHIBIT 99.1

                             ELECTION CERTIFICATE

  Host Marriott Corporation has declared a special dividend of .__ share of common stock or $__ per share of Host Marriott common stock to shareholders of record on December __, 1998. The special dividend will be payable in common stock or cash, at the option of each stockholder, subject to the ownership limit, as described in the prospectus supplement and accompanying prospectus sent with this form. You may make this election on a per-share basis, so that you may receive common stock on some of your shares and cash on the rest. If common stock is elected, cash will be paid in lieu of a factional share so that you will receive a whole number of shares of common stock.

  Please indicate below whether you elect to receive the special dividend in common stock, cash or a combination thereof on all shares of commons stock that you owned on December __, 1998. THIS ELECTION IS IRREVOCABLE. IF YOU DO NOT RETURN THIS ELECTION CERTIFICATE BY 5:00 P.M., EASTERN TIME, ON JANUARY __, 1999 YOU WILL RECEIVE THE SPECIAL DIVIDEND IN COMMON STOCK, SUBJECT TO THE OWNERSHIP LIMIT.

   [_] I elect to receive common stock in payment of the special dividend on ALL of my common stock.

   [_] I elect to receive cash in payment of the special dividend on ALL of my common stock.

   [_] I elect to receive a combination of common stock and cash in payment of the special dividend on my common stock as indicated below:

      . Common stock, in payment of the special dividend on __ shares of common stock

      . Cash, in payment of the special dividend on __ shares of common stock


      Dated: __, 1999


                                                   -----------------------------
                                                   Signature of Investor

                                                   -----------------------------
                                                   Signature of Co-Owner, if any

                                                   Please sign exactly as your
                                                   name is printed on this
                                                   Election Certificate. For
                                                   joint owners, each joint
                                                   owner must sign. When signing
                                                   in a representative capacity,
                                                   please give title.

PLEASE COMPLETE, SIGN, DATE AND DELIVER THIS ELECTION CERTIFICATE TO FIRST
CHICAGO TRUST COMPANY OF NEW YORK AT                 IN THE ACCOMPANYING
PRE-PAID ENVELOPE OR BY FACSIMILE AT (800) __ -__.